UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                        +972.4.959.0123

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed on March 8, 2018 with the Securities and Exchange Commission (the “SEC”), on March 6, 2018, ReWalk Robotics Ltd. (“we,” “us” or the “Company”) entered into (i) an investment agreement (the “Investment Agreement”) with Timwell Corporation Limited, a Hong Kong corporation (“Investor”), pursuant to which the Company agreed, in return for aggregate gross proceeds of $20 million, to issue to Investor an aggregate of 16,000,000 of the Company’s ordinary shares, par value NIS 0.01 per share (“ordinary shares”), and (ii) a joint venture framework agreement with RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership), an affiliate of Investor (“Investor JV Party”), concerning the formation among the Company, Investor JV Party and certain other affiliates of the Investor of a joint venture company in China. This Current Report on Form 8-K is being filed with the SEC for the sole purpose of filing the Investment Agreement and JV Framework Agreement as Exhibits 10.1 and 10.2.

The Investment Agreement and JV Framework Agreement contain a number of representations and warranties that we and Investor (and its affiliates) have made to each other that are customary in such transactions. Moreover, representations and warranties are frequently utilized in agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. These representations and warranties are made as of specific dates and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally applicable under federal securities laws. Accordingly, persons not party to the Investment Agreement or the JV Framework Agreement should not rely on the agreements for any characterization of factual information about us, Investor or Investor JV Party.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Investment Agreement, dated March 6, 2018, between ReWalk Robotics Ltd. and Timwell Corporation Limited.*
10.2

Framework Agreement Regarding a Potential Joint Venture, dated March 6, 2018, between RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) and ReWalk Robotics Ltd.*

*     Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the SEC as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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This Current Report on Form 8-K, including Exhibits 10.1 and 10.2, is not an offer to sell or a solicitation of offers to buy our ordinary shares. None of the ordinary shares to be issued to Investor have been registered under the Securities Act of 1933, as amended, and such shares may not be offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Proxy Statement Information

IN CONNECTION WITH THE ISSUANCE OF ORDINARY SHARES DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K (THE “TRANSACTION”), THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTION.

A definitive proxy statement will be sent or made available to shareholders of the Company seeking their approval of the Transaction as described above. Investors and shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) and such other documents relating to ReWalk Robotics Ltd. may also be obtained free of charge by directing a request to ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, P.O.B. 161, Yokneam Ilit 20692, Israel, Attention: Chief Financial Officer, Tel: +972.4.959.0123 or from the Company’s website, www.rewalk.com.

The Company, Investor and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Ori Gon
Name:	Ori Gon
Title:	Chief Financial Officer

Dated: March 23, 2018

EXHIBIT INDEX

Exhibit Number	Description
10.1	Investment Agreement, dated March 6, 2018, between ReWalk Robotics Ltd. and Timwell Corporation Limited.*
10.2

Framework Agreement Regarding a Potential Joint Venture, dated March 6, 2018, between RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) and ReWalk Robotics Ltd.*

*     Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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